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                                                                     EXHIBIT 5.1



December 5, 2001



Integrated Security Systems, Inc.
8200 Springwood Drive
Suite 230
Irving, Texas  75063

Re: Registration Statement on Form S-8 of 1,500,000 Shares of Common Stock of Integrated Security Systems, Inc.

Gentlemen:

We have acted as special counsel to Integrated Security Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,500,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company which may be issued from time to time upon the exercise of options granted or which may be granted by the Company pursuant to the Integrated Security Systems, Inc. 1997 Long-Term Incentive Plan (the "Plan").

In connection therewith, we have examined (i) the Certificate of Incorporation and the Bylaws of the Company, as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan and the issuance of the Shares or options pursuant to the Plan; (iii) certificates of certain officers and directors of the Company; (iv) the Plan and the forms of agreements pertaining thereto; and (v) such other documents as we have deemed necessary for the expression of the opinions contained herein.

As to various questions of fact material to the opinions expressed below, we have also relied in part and to the extent we deem reasonably appropriate upon representations made to us by officers and directors of the Company or its agents, without independent check or verification of their accuracy. The law covered by the opinions expressed herein is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Furthermore, we have assumed that all stock option exercise prices will exceed $.01 per share (the par value of the Common Stock).

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 1,500,000 shares of Common Stock covered by the Registration Statement which may be issued from time to time in accordance with the terms of the Plan have been duly authorized for issuance by the Company, and, when so issued in accordance with the



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terms and conditions of the Plan and any related option agreements, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                      Very truly yours,



                                      /s/ HAYNES AND BOONE, LLP
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